SUN COMMUNITIES, INC.

Press Release

FOURTH QUARTER 2013

NEWS RELEASE
February 20, 2014

Sun Communities, Inc. Reports 2013 Fourth Quarter and Year End Results

Southfield, MI, February 20, 2014 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its fourth quarter and year end results.

Highlights: Three Months Ended December 31, 2013

•	FFO(1) excluding $1.2 million of acquisition related costs was $0.78 per diluted share and OP unit ("Share") for the three months ended December 31, 2013.

•	Same site Net Operating Income (“NOI”)(2) increased by 7.2 percent as compared to the three months ended December 31, 2012.

•
Revenue producing sites increased by 573 sites compared to an increase of 94 during the three months ended December 31, 2012 bringing total portfolio occupancy to 89.7 percent as compared to 87.3 percent at December 31, 2012.

•
One manufactured home community and two recreational vehicle communities were acquired during the fourth quarter of 2013 for $40.7 million increasing the 2013 total to fifteen properties acquired for a total of $182.4 million.

" We are pleased with our strong performance for 2013 resulting from the successful execution of our business plan and strategies," said Gary A. Shiffman, Chairman and CEO. " During the year our core portfolio achieved robust 5.9% NOI growth, we expanded our presence in high quality recreational vehicle communities while broadening our geographic diversity and repositioned several of our new destination resorts for double digit revenue growth in 2014. With a substantial pipeline of acquisition opportunities and current year FFO guidance yielding 9.5%-12.5% growth, we announced our intent to increase our annual distribution to $2.60 per common share; our first distribution increase since 2005," Shiffman added.

Funds from Operations (“FFO”)(1)

FFO(1) was $29.5 million, or $0.75 per Share, in the fourth quarter of 2013 as compared to $23.3 million, or $0.71 per Share, in the fourth quarter of 2012. Excluding approximately $1.2 million and $2.9 million of transaction costs incurred in connection with acquisition activity during the three months ended December 31, 2013 and 2012, respectively, FFO(1) was $30.6 million and $26.2 million, or $0.78 and $0.80 per Share for the three months ended December 31, 2013 and 2012, respectively.

FFO(1) was $117.6 million, or $3.11 per Share, for the year ended December 31, 2013 as compared to $92.4 million, or $3.05 per Share, in the year ended December 31, 2012. Excluding approximately $3.9 million and $4.3 million of transaction costs incurred in connection with acquisition activity during the year ended December 31, 2013 and 2012, respectively, FFO(1) was $121.5 million and $96.7 million, or $3.22 and $3.19 per Share for the year ended December 31, 2013 and 2012, respectively.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the fourth quarter of 2013 was $0.1 million, compared with net loss of $(1.4) million, or $(0.05) per diluted common share, for the fourth quarter of 2012. Net income attributable to common stockholders for the year ended December 31, 2013 was $10.6 million, or $0.31 per diluted common share, compared with net income of $5.0 million, or $0.18 per diluted common share, for the year ended December 31, 2012.

Community Occupancy

During the fourth quarter of 2013, revenue producing sites increased by 573 sites as compared to 94 revenue producing sites gained in the fourth quarter of 2012. Of the 573 sites, 446 were gained in same site properties while the remaining 127 were gained in properties acquired in 2012 and 2013. Total portfolio occupancy increased to 89.7 percent at December 31, 2013 from 87.3 percent at December 31, 2012.

During the year ended December 31, 2013, revenue producing sites increased by 1,885 sites as compared to an increase of 1,069 sites during the year ended December 31, 2012. Of the 1,885 sites, 1,429 were gained in same site properties while the remaining 456 were gained in properties acquired in 2012 and 2013.

The Company rented an additional 494 homes during the three months ended December 31, 2013, bringing the total number of occupied rentals to 9,726.

Same Site Results

For 159 communities owned throughout 2013 and 2012, fourth quarter 2013 total revenues increased 5.6 percent and total expenses increased 1.7 percent, resulting in an increase in NOI(2) of 7.2 percent over the fourth quarter of 2012. For the year ended December 31, 2013 total revenues increased 5.1 percent and total expenses increased 3.2 percent, resulting in an increase in NOI(2) of 5.9 percent over the year ended December 31, 2012. Same site occupancy increased to 88.9 percent at December 31, 2013 from 87.1 percent at December 31, 2012.

Home Sales

During the fourth quarter of 2013, 496 homes were sold, an increase of 7 sales, or 1.4 percent, from the 489 homes sold during the fourth quarter of 2012. Rental home sales, which are included in total home sales, were 235 and 275 for the fourth quarters of 2013 and 2012, respectively.

During the year ended December 31, 2013, 1,929 homes were sold, an increase of 187 sales or 10.7 percent, from the 1,742 homes sold during the year ended December 31, 2012. Rental home sales, which are included in total home sales, were 924 and 953 for the year ended December 31, 2013 and 2012, respectively.

Applications to live in the Company's communities were 30,700 in 2013, an increase of approximately 18 percent from 26,100 in 2012.

Acquisitions

As previously announced, from November 2013 through January 2014, the Company acquired four recreational vehicle communities and one manufactured housing community, with approximately 1,650 developed sites and 70 sites available for expansion, for a combined purchase price of $90.3 million. The

Sun Communities, Inc. 4th Quarter 2013                                 Page 3

recreational vehicle communities are located in New York, California (2) and Maryland and the manufactured housing community is located in Michigan.

In February 2014, the Company acquired two additional recreational vehicle communities, with approximately 1,381 developed sites and 30 sites available for expansion, located in the Cape May area of New Jersey, for a combined purchase price of $56.5 million.

"Our focus on acquisitions in the RV marketplace is based in part on increases in the annual shipments of RV's, which are expected to increase by 6% in 2014 marking the fifth consecutive annual increase in shipments," Shiffman said. " In addition, over 40% of demand for RV parks is from adults over 55 years of age which is a growing segment of our population," Shiffman added.

Financing

On December 31, 2013, the Company entered into a ten year loan agreement for $141.5 million at a rate of 4.9 percent. The agreement includes three years of interest only payments.
Subsequent to year end, the Company entered into a twelve year loan agreement for $99.0 million at a rate of 4.20 percent.
The combined loans, totaling $240.5 million are secured by twenty-three communities and a portion of the proceeds were used to pay in full eleven loans totaling $176.3 million which were secured by twenty-three communities and due to mature July 1, 2014.
" With continued focus on balance sheet management, we took the opportunity to capitalize on attractive financing markets to expand and extend our secured line of credit and refinance debt in advance of its maturity at very attractive long term rates," Shiffman said. " Our activity in the debt markets has extended our weighted average maturity of debt and reduced debt maturities to $11.5 million and $56.3 million in 2014 and 2015, respectively," Shiffman added.

Executive Officer Promotion

Effective February 12, 2014, the Company's Board of Directors appointed Mr. John B. McLaren as President of the Company. Mr. McLaren continues to serve as the Chief Operating Officer of the Company. Mr. McLaren replaced Gary A. Shiffman as the Company's President. Mr. Shiffman continues to serve as the Chairman and Chief Executive Officer and as a director of the Company.

Guidance

The Company maintains its full year 2014 FFO(1) guidance of $3.52-$3.62 per Share and its FFO(1) guidance for the first quarter of 2014 of $0.92-$0.94 per Share. Guidance includes acquisitions completed through January 2014.

The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Forward-Looking Statements" and may differ materially from actual results.

Sun Communities, Inc. 4th Quarter 2013                                 Page 4

Earnings Conference Call

A conference call to discuss fourth quarter operating results will be held on Thursday, February 20, 2014 at 11:00 A.M. (EST). To participate, call toll-free 877-941-0844. Callers outside the U.S. or Canada can access the call at 480-629-9835. A replay will be available following the call through March 6, 2014, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030. The Conference ID number for the call and the replay is 4658089. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.
Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 192 communities comprising approximately 71,150 developed sites.
For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Forward Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2012 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 4th Quarter 2013                                 Page 6

Consolidated Balance Sheets
(in thousands, except per share amounts)

	As of December 31,
	2013	2012
ASSETS
Investment property, net (including $56,805 and $56,326 for consolidated variable interest entities at December 31, 2013 and December 31, 2012, respectively)	$1,755,052	$1,518,136
Cash and cash equivalents	4,753	29,508
Inventory of manufactured homes	5,810	7,527
Notes and other receivables, net	164,685	139,850
Other assets	68,936	59,607
TOTAL ASSETS	$1,999,236	$1,754,628
LIABILITIES
Debt (including $45,209 and $45,900 for consolidated variable interest entities at December 31, 2013 and 2012, respectively)	$1,311,437	$1,423,720
Lines of credit	181,383	29,781
Other liabilities	109,342	88,137
TOTAL LIABILITIES	$1,602,162	$1,541,638
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, Authorized: 10,000 shares; Issued and outstanding: 3,400 shares at December 31, 2013 and 2012	$34	$34
Common stock, $0.01 par value. Authorized: 90,000 shares; Issued and outstanding: 36,140 at December 31, 2013 and 29,755 shares at December 31, 2012	361	298
Additional paid-in capital	1,141,590	876,620
Accumulated other comprehensive loss	(366)	(696)
Distributions in excess of accumulated earnings	(761,112)	(683,734)
Total Sun Communities, Inc. stockholders' equity	380,507	192,522
Noncontrolling interests:
Series A-1 preferred OP units	45,548	45,548
Series A-3 preferred OP units	3,463	—
Common OP units	(31,907)	(24,572)
Consolidated variable interest entities	(537)	(508)
Total noncontrolling interest	16,567	20,468
TOTAL STOCKHOLDERS’ EQUITY	397,074	212,990
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,999,236	$1,754,628

Sun Communities, Inc. 4th Quarter 2013                                 Page 7

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
REVENUES
Income from real property	$78,128	$66,943	$313,097	$255,761
Revenue from home sales	14,652	13,634	54,852	45,147
Rental home revenue	8,717	7,075	32,500	26,589
Ancillary revenues, net	(226)	(56)	1,151	(180)
Interest	3,486	3,111	13,073	11,018
Brokerage commissions and other income, net	200	87	549	617
Total revenues	104,957	90,794	415,222	338,952
COSTS AND EXPENSES
Property operating and maintenance	21,044	17,578	87,637	68,839
Real estate taxes	5,138	4,466	22,284	19,207
Cost of home sales	10,937	10,383	40,297	34,918
Rental home operating and maintenance	6,183	5,051	20,435	18,141
General and administrative - real property	6,855	4,632	25,941	20,037
General and administrative - home sales and rentals	2,439	2,331	9,913	8,316
Acquisition related costs	1,159	2,862	3,928	4,296
Depreciation and amortization	29,962	26,647	110,078	89,674
Interest	18,451	17,215	73,339	67,859
Interest on mandatorily redeemable debt	808	822	3,238	3,321
Total expenses	102,976	91,987	397,090	334,608
Income (loss) before income taxes and distributions from affiliate	1,981	(1,193)	18,132	4,344
Provision for state income taxes	(48)	(59)	(234)	(249)
Distributions from affiliate	700	650	2,250	3,900
Net income (loss)	2,633	(602)	20,148	7,995
Less: Preferred return to Series A-1 preferred OP units	689	585	2,598	2,329
Less: Preferred return to Series A-3 preferred OP units	45	—	166	—
Less: Amounts attributable to noncontrolling interests	303	(781)	718	(318)
Net income (loss) attributable to Sun Communities, Inc.	1,596	(406)	16,666	5,984
Less: Series A preferred stock distributions	1,514	1,026	6,056	1,026
Net income (loss) attributable to Sun Communities, Inc. common stockholders	$82	$(1,432)	$10,610	$4,958
Weighted average common shares outstanding:
Basic	36,140	29,444	34,732	27,255
Diluted	36,152	29,444	34,747	27,272
Earnings per share:
Basic	$0.00	$(0.05)	$0.31	$0.18
Diluted	$0.00	$(0.05)	$0.31	$0.18

Distributions per common share::	$0.63	$0.63	$2.52	$2.52

Sun Communities, Inc. 4th Quarter 2013                                 Page 8

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net income (loss) attributable to Sun Communities, Inc. common stockholders	$82	$(1,432)	$10,610	$4,958
Adjustments:
Preferred return to Series A-1 preferred OP units	689	585	2,598	2,329
Preferred return to Series A-3 preferred OP units	45	—	166	—
Amounts attributable to noncontrolling interests	303	(781)	718	(318)
Depreciation and amortization	30,157	26,779	111,083	90,577
Gain on disposition of assets, net	(1,787)	(1,813)	(7,592)	(5,137)
Funds from operations ("FFO") (1)	29,489	23,338	117,583	92,409
Adjustments:
Acquisition related costs	1,159	2,862	3,928	4,296
Funds from operations excluding certain items	$30,648	$26,200	$121,511	$96,705

Weighted average common shares outstanding:	35,508	29,444	34,228	26,970
Add:
Common OP Units	2,069	2,069	2,069	2,071
Restricted stock	632	294	504	285
Common stock issuable upon conversion of Series A-1 preferred OP units	1,111	1,111	1,111	1,111
Common stock issuable upon conversion of Series A-3 preferred OP units	75	—	67	—
Common stock issuable upon conversion of stock options	12	15	15	17
Weighted average common shares outstanding - fully diluted	39,407	32,933	37,994	30,454

FFO(1) per Share - fully diluted	$0.75	$0.71	$3.11	$3.05
FFO(1) per Share excluding certain items - fully diluted	$0.78	$0.80	$3.22	$3.19

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Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013	2012	Change	% Change	2013	2012	Change	% Change
REVENUES:
Income from real property	$62,004	$58,699	$3,305	5.6%	$245,703	$233,858	$11,845	5.1%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	4,950	4,844	106	2.2%	20,689	19,452	1,237	6.4%
Legal, taxes, & insurance	1,146	842	304	36.1%	4,101	3,125	976	31.2%
Utilities	3,254	3,120	134	4.3%	13,624	13,279	345	2.6%
Supplies and repair	2,134	2,136	(2)	(0.1)%	9,279	9,687	(408)	(4.2)%
Other	1,140	1,458	(318)	(21.8)%	5,366	5,491	(125)	(2.3)%
Real estate taxes	4,293	4,238	55	1.3%	18,970	18,783	187	1.0%
Property operating expenses	16,917	16,638	279	1.7%	72,029	69,817	2,212	3.2%
NET OPERATING INCOME ("NOI")(2)	$45,087	$42,061	$3,026	7.2%	$173,674	$164,041	$9,633	5.9%

	As of December 31,
OTHER INFORMATION	2013	2012	Change
Number of properties	159	159	—
Developed sites	55,590	55,006	584
Occupied sites (3)	46,908	45,224	1,684
Occupancy % (3) (4)	88.9%	87.1%	1.8%
Weighted average monthly rent per site - MH	$445	$433	$12
Weighted average monthly rent per site - RV (5)	$416	$409	$7
Sites available for development	5,631	6,104	(473)

(3)	Occupied sites and occupancy % include manufactured housing and annual/seasonal RV sites, and exclude transient RV sites.

(4)	Occupancy % excludes recently completed but vacant expansion sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 4th Quarter 2013                                 Page 10

Rental Program Summary
(in thousands except for *)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013	2012	Change	% Change	2013	2012	Change	% Change
REVENUES:
Rental home revenue	$8,717	$7,075	$1,642	23.2%	$32,500	$26,589	$5,911	22.2%
Site rent included in Income from real property	12,301	10,272	2,029	19.8%	46,416	38,636	7,780	20.1%
Rental Program revenue	21,018	17,347	3,671	21.2%	78,916	65,225	13,691	21.0%
EXPENSES:
Commissions	703	560	143	25.5%	2,507	2,207	300	13.6%
Repairs and refurbishment	3,030	2,434	596	24.5%	9,411	9,002	409	4.5%
Taxes and insurance	1,213	958	255	26.6%	4,446	3,467	979	28.2%
Marketing and other	1,237	1,099	138	12.6%	4,071	3,465	606	17.5%
Rental Program operating and maintenance	6,183	5,051	1,132	22.4%	20,435	18,141	2,294	12.6%
NET OPERATING INCOME ("NOI") (2)	$14,835	$12,296	$2,539	20.6%	$58,481	$47,084	$11,397	24.2%

Occupied rental home information as of December 31, 2013 and 2012:
Number of occupied rentals, end of period*					9,726	8,110	1,616	19.9%
Investment in occupied rental homes					$355,789	$287,261	$68,528	23.9%
Number of sold rental homes*					924	953	(29)	(3.0)%
Weighted average monthly rental rate*					$796	$782	$14	1.8%

Sun Communities, Inc. 4th Quarter 2013                                 Page 11

Acquisition Summary - Properties Acquired in 2012 and 2013
(amounts in thousands except for statistical data)

	Three Months Ended December 31, 2013	Twelve Months Ended December 31, 2013
REVENUES:
Income from real property	$11,981	$51,149
Revenue from home sales	2,767	6,910
Rental home revenue	444	1,072
Ancillary revenues, net	(265)	1,017
Total revenues	14,927	60,148
COSTS AND EXPENSES:
Property operating and maintenance	4,278	18,335
Real estate taxes	844	3,313
Cost of home sales	2,125	5,482
Rental home operating and maintenance	196	454
Total expenses	7,443	27,584

NET OPERATING INCOME ("NOI") (2)	$7,484	$32,564

Home sales volume :
Pre-Owned homes		139

		As of December 31, 2013
Other information:
Number of properties		29
Developed sites		14,079
Occupied sites (3)		8,551
Occupancy % (3)		96.2%
Weighted average monthly rent per site - MH		$419
Weighted average monthly rent per site - RV (5)		$342

Occupied rental home information :
Number of occupied rentals, end of period		499
Investment in occupied rental homes (in thousands)		$16,975
Weighted average monthly rental rate		$857

Sun Communities, Inc. 4th Quarter 2013                                 Page 12